

<ARTICLE> 5
<LEGEND> This schedule contains summary financial information extracted from
Ameritech Corporation's December 31, 1995 Consolidated Financial Statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                         131,300
<SECURITIES>                                         0<F1>
<RECEIVABLES>                                2,940,500
<ALLOWANCES>                                   166,200
<INVENTORY>                                    204,900
<CURRENT-ASSETS>                             3,452,400
<PP&E>                                      30,873,700
<DEPRECIATION>                              17,416,900
<TOTAL-ASSETS>                              21,942,600
<CURRENT-LIABILITIES>                        5,761,900
<BONDS>                                      4,513,200
<COMMON>                                       587,600
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                   6,426,900
<TOTAL-LIABILITY-AND-EQUITY>                21,942,600
<SALES>                                              0<F2>
<TOTAL-REVENUES>                            13,427,800
<CGS>                                                0<F3>
<TOTAL-COSTS>                               10,124,800
<OTHER-EXPENSES>                             (260,000)
<LOSS-PROVISION>                               209,500
<INTEREST-EXPENSE>                             468,900
<INCOME-PRETAX>                              3,094,100
<INCOME-TAX>                                 1,086,500
<INCOME-CONTINUING>                          2,007,600
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,007,600
<EPS-PRIMARY>                                     3.63
<EPS-DILUTED>                                     3.63

<F1> Securities are not material and therefore have not been stated separately in the financial statements. This amount is included in the Cash tag.

<F2> Net sales of tangible products is not more than 10% of total operating revenues and therefore has not been stated separately in the financial statements pursuant to Regulation S-X, Rule 5-03(b). This amount is included in the "Total Revenues" tag.

<F3> Cost of tangible goods sold is included in cost of service and products in the financial statements and the "Total Cost" tag, pursuant to Regulation S-X, Rule 5-03(b).

